UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

NETGEAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 907-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of NETGEAR, Inc. (the “Company”) was held on May 25, 2010, at the Talbott Hotel, 20 East Delaware Place, Chicago, Illinois, 60611, pursuant to the Notice sent on or about April 14, 2010 to all stockholders of record at the close of business on March 26, 2010.

At the meeting, 32,390,152 shares were represented in person or by proxy, which constituted a quorum. The results of the three proposals were as follows:

1. The election of nine (9) directors to serve until the next Annual Meeting of Stockholders:

	For	Withheld	Abstained	Broker Non-Votes
Jocelyn E. Carter-Miller	29,374,250	174,218	0	2,841,684
Ralph E. Faison	27,712,828	1,835,640	0	2,841,684
A. Timothy Godwin	29,299,848	248,620	0	2,841,684
Jef Graham	27,715,038	1,833,430	0	2,841,684
Linwood A. Lacy, Jr.	29,328,188	220,280	0	2,841,684
Patrick C.S. Lo	29,143,995	404,473	0	2,841,684
George G. C. Parker	28,885,097	663,371	0	2,841,684
Gregory J. Rossmann	27,713,861	1,834,607	0	2,841,684
Julie A. Shimer	27,716,842	1,831,626	0	2,841,684

2. Approval of an amendment to the Company’s Amended and Restated 2006 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock authorized for issuance thereunder by 1,500,000 shares:

For:	20,413,247
Against:	9,110,518
Abstain:	24,703
Broker Non-Votes:	2,841,684

3. Approval of the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

For:	32,098,994
Against:	270,560
Abstain:	20,598
Broker Non-Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

Dated: May 27, 2010	By:	/S/ ANDREW W. KIM
Andrew W. Kim
Vice President, Legal and Corporate Development